Exhibit (n)(3)

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement No. 333-70963 on Form N-6 of our report dated April 20, 2023, relating to the statutory-basis financial statements of Empower Annuity Insurance Company of America (formerly known as Great-West Life & Annuity Insurance Company). We also consent to the reference to us under the heading "Independent Auditor" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
April 27, 2023